Exhibit 99.1

INTERNATIONAL BARRIER TECHNOLOGY INC.

March 18, 2010

INTERNATIONAL BARRIER ANNOUNCES

GRANT OF STOCK OPTIONS

Watkins, MN; Vancouver, British Columbia, March 18, 2010 –International Barrier Technology Inc. (the “Company”) (IBTGF: OTCBB; IBH: TSXV) announces that, it has granted stock options to directors, officers, employees and consultants of the Company, exercisable to acquire up to 3,640,000 common shares of the Company, at a price of $0.12 per common share, expiring on March 18, 2012.

This press release is being issued in accordance with the requirements of TSX Venture Exchange policies.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful.  The securities have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On behalf of the Board of Directors of

International Barrier Technology Inc.

Michael D. Huddy

Chief Executive Officer & President

For more information please contact:

International Barrier Technology Inc.

510 4th Street N, P.O. Box 379

Watkins, MN 55389

Telephone: 866-735-3519

Email: www.intlbarrier.com

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.